UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 4, 2008

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TACTICAL AIR DEFENSE SERVICES, INC.

(Exact name of registrant as specified in its charter)

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Nevada	333-79405	88-0455809
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

5318 Airport Dr.

Denison, Texas 75201

(Address of Principal Executive Office) (Zip Code)

(972) 704-2115

(Registrant’s telephone number, including area code)

100 Crescent Court, 7th Floor

Dallas, Texas 75201

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Principal Accounting Officer

As of March 3, 2008, Mr. Christopher Beck was appointed Principal Accounting Officer.

Item 8.01

Other Events.

As of March 4, 2008, the Company’s CEO and Principal Accounting Officer, Christopher Beck and the Board of Directors have appointed a Special Committee of independent directors to conduct an internal investigation relating to past stock issuances, notes, warrants and option grants, the timing of such questionable transactions and related accounting and documentation. Preliminary findings have caused this action based on issuances of approximately 30,000,000 shares to the former CEO Alexis Korybut executed after his termination as an officer. The company deems these issuances as illegitimate and take appropriate action to cancel the subject shares. The Special Committee is being assisted by independent outside legal counsel. Although the Company is unable to determine at this time whether it will need to restate its financial results for prior periods, this investigation could cause the Company to undertake such a restatement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

TACTICAL AIR DEFENSE SERVICES, INC.

By:	/s/ CHRISTOPHER BECK
Christopher Beck Chief Executive Officer, President, Principal Accounting Officer

Date:  March 4, 2008

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